Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	Tim Klein
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	tim.klein@equifax.com

Equifax Reports Record First Quarter 2015 Results Significantly Exceeding Expectations

•	Revenue of $651.8 million was above the upper end of our guidance of $642.0 million.

•	Adjusted EPS of $1.07 was above the upper end of our guidance of $1.03.

•	Adjusted operating margin was 27.2 percent, up 120 basis points compared to the first quarter of 2014.

•	1.0 million of our common shares were repurchased for $89.9 million during the first quarter of 2015.

ATLANTA, April 22, 2015 -- Equifax Inc. (NYSE: EFX) today announced financial results for the quarter ended March 31, 2015.

“All four business units exceeded our expectations with their first quarter performance,” said Richard F. Smith, Equifax’s Chairman and Chief Executive Officer. “While the environments and economies in which we operate continue to present challenges, we are very focused on our strategic objectives and we have a very strong operating discipline. At this point, our optimism for the year has increased from what it was when we first entered it.”

Financial Results Summary

The company reported revenue of $651.8 million in the first quarter of 2015, a 12 percent increase from the first quarter of 2014 on a reported basis and 14 percent in local currency. Adjusted EPS attributable to Equifax was $1.07, up 20 percent from the first quarter of 2014, after adjusting for a charge related predominantly to the realignment of internal resources, as well as acquisition-related amortization expense. Diluted EPS attributable to Equifax was $0.73, up 9 percent from the first quarter of 2014. Adjusted operating margin was 27.2 percent, up 120 points from the first quarter of 2014, after adjusting for a charge related predominantly to the realignment of internal resources. Operating margin was 23.7 percent, down 230 basis points from the first quarter of 2014.

Significant revenue growth across many verticals, including home equity lending, drove outperformance in USIS

•	Online Information Solutions revenue was $221.9 million, up 15 percent from the first quarter of 2014.

•	Mortgage Solutions revenue was $31.3 million, up 28 percent from the first quarter of 2014.

•	Financial Marketing Services revenue was $45.5 million, up 3 percent when compared to the first quarter of 2014.

•
Total revenue was $298.7 million in the first quarter of 2015 compared to $261.2 million in the first quarter of 2014, an increase of 14 percent. Operating margin for USIS was 42.4 percent in the first quarter of 2015 compared to 37.2 percent in the first quarter of 2014.

Broad based local currency growth and double digit growth in debt collections and recovery management were the key drivers of the outperformance in International

•	Latin America revenue was $47.5 million, up 2 percent from the first quarter of 2014 and up 13 percent on a local currency basis.

•	Europe revenue was $57.9 million, up 1 percent from the first quarter of 2014 and up 12 percent on a local currency basis.

•	Canada revenue was $33.4 million, down 9 percent from the first quarter of 2014 and up 3 percent on a local currency basis.

•
Total revenue was $138.8 million in the first quarter of 2015, a 1 percent decrease from the first quarter of 2014 and a 10 percent increase on a local currency basis. Operating margin for International was 20.2 percent in the first quarter of 2015 compared to 20.6 percent in the first quarter of 2014.

Double digit growth in analytics, mortgage, home equity lending, government, pre-employment, and auto drove outperformance in Workforce Solutions

•	Verification Services revenue was $85.8 million, up 34 percent when compared to the first quarter of 2014.

•	Employer Services revenue was $62.9 million, up 13 percent when compared to the first quarter of 2014.

•
Total revenue was $148.7 million in the first quarter of 2015, a 24 percent increase from the first quarter of 2014. Operating margin for Workforce Solutions was 40.3 percent in the first quarter of 2015 compared to 32.3 percent in the first quarter of 2014.

Personal Solutions delivered solid growth and operating margin while undertaking a strategic transformation

•	Revenue was $65.6 million, a 4 percent increase from the first quarter of 2014 and up 6 percent on a local currency basis.

•	Operating margin was 27.4 percent compared to 28.5 percent in the first quarter of 2014.

Second Quarter 2015 and Full Year 2015 Outlook

For the second quarter, we expect revenue between $655 and $665 million, which is up approximately 10% to 12% over Q2 2014, on a local currency basis. Adjusted EPS, is expected to be between $1.09 and $1.11, up 16% to 18% year-over-year, on a local currency basis. Foreign exchange is expected to negatively impact revenue growth by 3% and Adjusted EPS by $0.02.

For the full year, based on the current level of domestic and international business activity, we anticipate revenue between $2.585 billion and $2.635 billion, and Adjusted EPS between $4.28 and $4.35. Given the recent strength of the US dollar, at current exchange rates, we expect foreign currency to negatively impact 2015 revenue growth by 3%, and Adjusted EPS by approximately $0.09. On a local currency basis, revenue is expected to grow 9% to 11% in 2015. On a local currency basis, Adjusted EPS is expected to grow 13% to 14%.

About Equifax

Equifax is a global leader in consumer, commercial and workforce information solutions that provides businesses of all sizes and consumers with insight and information they can trust. Equifax organizes and assimilates data on more than 600 million consumers and 81 million businesses worldwide. The company’s significant investments in differentiated data, its expertise in advanced analytics to explore and develop new multi-source data solutions, and its leading-edge proprietary technology enable it to create and deliver unparalleled customized insights that enrich both the performance of businesses and the lives of consumers.

Headquartered in Atlanta, Equifax operates or has investments in 19 countries and is a member of Standard & Poor's (S&P)
500® Index. Its common stock is traded on the New York Stock Exchange (NYSE) under the symbol EFX. In 2014, Equifax was nominated as a Bloomberg BusinessWeek Top 50 company; its CIO was listed as one of the top 100 by CIO magazine; the company was named to the Fintech 100 list, was recognized as a top 20 company to work for by the Atlanta Journal and Constitution, and was recognized as a 2015 InformationWeek Elite 100 Winner. For more information, please visit www.equifax.com.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, April 23, 2015, at 8:30 a.m. (ET) via a live audio webcast. To access the webcast, go to the Investor Relations section of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents operating margin and diluted EPS attributable to Equifax which (to the extent noted above for different periods) excludes acquisition-related amortization expense, the realignment of internal resources, and the adjustment of redeemable noncontrolling interest that reflects a redemption value in excess of fair value. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Relations/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements or forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities and effective tax rates. While the company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to actions taken by us, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond our control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax's products and services. Other risk factors include adverse or uncertain economic conditions and changes in credit and financial markets; risks relating to illegal third party efforts to access data or other cybersecurity or physical security breaches; changes in, and the effects of, laws and regulations and government policies governing our business, including, without limitation, our examination and supervision by the Consumer Financial Protection Bureau (“CFPB”), a federal agency that holds primary responsibility for the regulation of consumer protection with respect to financial products and services in the U.S., supervision by the U.K. Financial Conduct Authority of our debt collections services and core credit reporting businesses in the U.K. (including the requirement that we apply for, by June 30, 2015 and March 31, 2016, respectively, and obtain certain licenses and authorizations to carry on these businesses); federal or state responses to identity theft concerns; potential adverse developments in new and pending legal proceedings or government investigations, including investigations or examinations undertaken by the CFPB, State Attorneys General or other governmental agencies; our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures,complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; timing and amount of capital expenditures; changes in capital markets and corresponding effects on the company’s investments and benefit plan obligations; foreign currency exchange rates and earnings repatriation limitations; and the decisions of taxing authorities, all of which could affect our effective tax rates. A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2014, including without limitation under the captions “Item 1. Business -- Governmental Regulation” and “-- Forward-Looking Statements” and “Item 1A. Risk Factors,” and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended March 31,
	2015	2014
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$651.8	$584.5
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	215.1	206.8
Selling, general and administrative expenses	232.9	175.4
Depreciation and amortization	49.6	50.4
Total operating expenses	497.6	432.6
Operating income	154.2	151.9
Interest expense	(16.1)	(17.3)
Other expense, net	(0.5)	(2.1)
Consolidated income from operations before income taxes	137.6	132.5
Provision for income taxes	(48.0)	(46.2)
Consolidated net income	89.6	86.3
Less: Net income attributable to noncontrolling interests	(1.3)	(2.4)
Net income attributable to Equifax	$88.3	$83.9
Basic earnings per common share:
Net income attributable to Equifax	$0.74	$0.69
Weighted-average shares used in computing basic earnings per share	119.4	122.0
Diluted earnings per common share:
Net income attributable to Equifax	$0.73	$0.67
Weighted-average shares used in computing diluted earnings per share	121.7	124.4
Dividends per common share	$0.29	$0.25

EQUIFAX
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December 31, 2014
(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$95.0	$128.3
Trade accounts receivable, net of allowance for doubtful accounts of $7.9 and $7.2 at March 31, 2015 and December 31, 2014, respectively	362.7	337.2
Prepaid expenses	46.3	35.7
Other current assets	81.0	103.9
Total current assets	585.0	605.1
Property and equipment:
Capitalized internal-use software and system costs	201.8	257.3
Data processing equipment and furniture	201.1	203.3
Land, buildings and improvements	193.8	194.8
Total property and equipment	596.7	655.4
Less accumulated depreciation and amortization	(292.7)	(354.8)
Total property and equipment, net	304.0	300.6
Goodwill	2,587.4	2,606.8
Indefinite-lived intangible assets	95.0	95.2
Purchased intangible assets, net	922.7	953.9
Other assets, net	100.9	112.6
Total assets	$4,595.0	$4,674.2
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$377.5	$380.4
Accounts payable	42.1	20.3
Accrued expenses	102.9	85.5
Accrued salaries and bonuses	59.8	101.9
Deferred revenue	76.0	73.4
Other current liabilities	132.5	161.6
Total current liabilities	790.8	823.1
Long-term debt	1,145.8	1,145.7
Deferred income tax liabilities, net	244.1	241.5
Long-term pension and other postretirement benefit liabilities	169.9	173.0
Other long-term liabilities	54.7	56.3
Total liabilities	2,405.3	2,439.6
Equifax shareholders' equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at March 31, 2015 and December 31, 2014; Outstanding shares - 119.0 and 119.4 at March 31, 2015 and December 31, 2014, respectively	236.6	236.6
Paid-in capital	1,230.8	1,201.7
Retained earnings	3,600.1	3,554.8
Accumulated other comprehensive loss	(469.8)	(435.4)
Treasury stock, at cost, 69.7 shares and 69.3 shares at March 31, 2015 and December 31, 2014, respectively	(2,444.5)	(2,351.7)
Stock held by employee benefits trusts, at cost, 0.6 shares at both March 31, 2015 and December 31, 2014	(5.9)	(5.9)
Total Equifax shareholders' equity	2,147.3	2,200.1
Noncontrolling interests	42.4	34.5
Total equity	2,189.7	2,234.6
Total liabilities and equity	$4,595.0	$4,674.2

EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2015	2014
(In millions)	(Unaudited)
Operating activities:
Consolidated net income	$89.6	$86.3
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	50.3	50.9
Stock-based compensation expense	18.2	11.1
Excess tax benefits from stock-based compensation plans	(14.0)	(4.4)
Deferred income taxes	3.6	0.5
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(30.6)	(20.4)
Prepaid expenses and other current assets	14.0	6.8
Other assets	4.9	(0.4)
Current liabilities, excluding debt	(33.1)	(58.5)
Other long-term liabilities, excluding debt	—	(0.1)
Cash provided by operating activities	102.9	71.8
Investing activities:
Capital expenditures	(21.6)	(18.5)
Acquisitions, net of cash acquired	(4.4)	(333.7)
Investment in unconsolidated affiliates, net	(0.1)	(2.5)
Cash used in investing activities	(26.1)	(354.7)
Financing activities:
Net short-term (repayments) borrowings	(2.8)	193.4
Treasury stock purchases	(89.9)	(24.4)
Dividends paid to Equifax shareholders	(34.7)	(30.7)
Dividends paid to noncontrolling interests	(1.6)	(1.9)
Proceeds from exercise of stock options	11.4	13.9
Excess tax benefits from stock-based compensation plans	14.0	4.4
Other	—	0.2
Cash (used in) provided by financing activities	(103.6)	154.9
Effect of foreign currency exchange rates on cash and cash equivalents	(6.5)	(6.5)
Decrease in cash and cash equivalents	(33.3)	(134.5)
Cash and cash equivalents, beginning of period	128.3	235.9
Cash and cash equivalents, end of period	$95.0	$101.4

Common Questions & Answers (Unaudited)
(Dollars in millions)

1.    Can you provide a further analysis of operating revenue and operating income by operating segment**?

Operating revenue and operating income consist of the following components:

(in millions)	Three months ended March 31,
					Local Currency
Operating revenue:	2015	2014	$ Change	% Change	% Change*
Online Information Solutions	$221.9	$192.6	$29.3	15%
Mortgage Solutions	31.3	24.4	6.9	28%
Financial Marketing Services	45.5	44.2	1.3	3%
Total U.S. Information Solutions	298.7	261.2	37.5	14%
Latin America	47.5	46.6	0.9	2%	13%
Europe	57.9	57.6	0.3	1%	12%
Canada	33.4	36.6	(3.2)	(9)%	3%
Total International	138.8	140.8	(2.0)	(1)%	10%
Verification Services	85.8	63.9	21.9	34%
Employer Services	62.9	55.8	7.1	13%
Total Workforce Solutions	148.7	119.7	29.0	24%
Personal Solutions	65.6	62.8	2.8	4%	6%
Total operating revenue	$651.8	$584.5	$67.3	12%	14%

(in millions)	Three Months Ended March 31,
		Operating Margin		Operating Margin
Operating income:	2015		2014		$ Change	% Change
U.S. Information Solutions	$126.6	42.4%	$97.0	37.2%	$29.6	31%
International	28.0	20.2%	29.0	20.6%	(1.0)	(3)%
Workforce Solutions	60.0	40.3%	38.7	32.3%	21.3	55%
Personal Solutions	18.0	27.4%	17.9	28.5%	0.1	1%
General Corporate Expense	(78.4)	nm	(30.7)	nm	(47.7)	155%
Total operating income	$154.2	23.7%	$151.9	26.0%	$2.3	2%

nm - not meaningful

*Reflects percentage change in revenue conforming 2015 results using 2014 exchange rates.
**In January 2015, the U.K. personal solutions business of our International segment has been integrated into the PSOL segment.

2.    Can you provide depreciation and amortization by segment*?

Depreciation and amortization are as follows:

	Three Months Ended March 31,
	2015	2014
U.S. Information Solutions	$20.9	$22.1
International	10.3	11.0
Workforce Solutions	10.4	11.0
Personal Solutions	2.4	1.9
General Corporate Expense	5.6	4.4
Total depreciation and amortization	$49.6	$50.4

*In January 2015, the U.K. personal solutions business of our International segment has been integrated into the PSOL segment.

3.    What was the currency impact on the foreign operations*?

The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended March 31, 2015
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Latin America	$(5.2)	(11)%	$(2.0)	(12)%
Europe	(6.8)	(11)%	(0.9)	(21)%
Canada	(4.1)	(12)%	(2.0)	(12)%
Personal Solutions	(0.9)	(2)%	(0.1)	—%
Total	$(17.0)	(2)%	$(5.0)	(3)%

*In January 2015, the U.K. personal solutions business of our International segment has been integrated into the PSOL segment.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A.    Reconciliation of net income from continuing operations attributable to Equifax to diluted EPS attributable to Equifax, adjusted for the charge related to the realignment of internal resources and other costs, and acquisition-related amortization expense:

	Three Months Ended March 31,
	2015	2014	$ Change	% Change
Net income attributable to Equifax	$88.3	$83.9	$4.4	5%
Acquisition-related amortization expense, net of tax, and cash income tax benefit of acquisition-related amortization expense of certain acquired intangibles	26.5	27.0	(0.5)	(2)%
Realignment of internal resources and other costs, net of tax (1)	14.9	—	14.9	nm
Net income attributable to Equifax, adjusted for items listed above	$129.7	$110.9	$18.8	17%
Diluted EPS attributable to Equifax, adjusted for items listed above	$1.07	$0.89	$0.18	20%
Weighted-average shares used in computing diluted EPS	121.7	124.4

nm - not meaningful

(1)
The realignment of internal resources and other costs for $23.4 million ($14.9 million, net of tax) predominantly relates to the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.

B.    Reconciliation of operating margin to adjusted operating margin, excluding the charge related to the realignment of internal resources and other costs, and presentation of adjusted operating margin:

	Three months ended March 31,
(in millions)	2015	2014	$ Change	% Change
Revenue	$651.8	$584.5	$67.3	12%

Operating Income	154.2	151.9	2.3	2%
Realignment of internal resources and other costs (1)	23.4	—	23.4	nm
Adjusted Operating Income	$177.6	$151.9	$25.7	17%
Adjusted Operating Margin	27.2%	26.0%

nm - not meaningful

(1)
The realignment of internal resources and other costs for $23.4 million ($14.9 million, net of tax) predominantly relates to the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. See the Notes to this reconciliation for additional detail.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Charge related to the realignment of internal resources and other - During the first quarter of 2015, we recorded a charge of $23.4 million ($14.9 million, net of tax). This charge was predominantly related to the realignment of our internal resources to support the Company’s strategic objectives and increase the integration of our global operations. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three months ended March 31, 2015, as compared to the corresponding period in 2014, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Diluted EPS attributable to Equifax, adjusted for the charge related to the realignment of internal resources, acquisition-related amortization expense, net of tax, and the adjustment of redeemable noncontrolling interest that reflects a redemption value in excess of fair value - We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the material cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. These financial measures are not prepared in conformity with GAAP. Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable, allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in material cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

Redeemable noncontrolling interest adjustment- During the first quarter of 2015, there was not an adjustment of redeemable noncontrolling interest as the redemption value is not in excess of fair value. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.